Exhibit 99.1
November 2, 2012, except as to Note 17 which is as of February 25, 2013
Independent Auditor’s Report
To the Shareholders of
BioVectra Inc.
We have audited the accompanying consolidated financial statements of BioVectra Inc., which comprise the balance sheets as at August 31, 2012, August 31, 2011 and September 1, 2010, and the consolidated statements of earnings, retained earnings and cash flows for the years ended August 31, 2012 and August 31, 2011, and a summary of significant accounting policies and other explanatory information.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with Canadian Accounting Standards for Private Enterprises and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained in our audit is sufficient and appropriate to provide a basis for our opinion.
Opinion
In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of BioVectra Inc. as at August 31, 2012, August 31, 2011 and September 1, 2010, and the results of its operations and its cash flows for the years ended August 31, 2012 and August 31, 2011 in accordance with Canadian Accounting Standards for Private Enterprises.
Emphasis of Matter
The previous audit report dated November 2, 2012 has been withdrawn and the financial statements have been revised and double dated February 25, 2013. The financial statements have been revised due to corrections and new information that was obtained subsequent to the release of the previous financial statements as described in note 17.

Chartered Accountants

(1)

 BioVectra Inc.
Consolidated Balance Sheets
As at August 31, 2012, August 31, 2011 and September 1, 2010

	2012	2011	2010
Assets (notes 9 and 10)
Current assets
Cash and cash equivalents	$4,366,320	$5,380,173	$6,512,789
Accounts receivable (note 3)	6,520,701	5,757,503	5,390,507
Investment tax credits receivable	716,771	—	—
Inventory (note 4)	9,042,087	6,737,968	5,586,387
Current portion of investments and advances	—	—	100,000
Prepaid expenses and deposits	849,606	472,033	1,069,489
Construction deposits	—	828,859	—
Total current assets	21,495,485	19,176,536	18,659,172
Investment tax credits	1,696,659	465,852	209,073
Investments and advances - less current portion (note 5)	2	2	150,002
Property and equipment (notes 6 and 8)	27,670,259	22,389,414	13,369,975
Intangible assets (note 7)	65,107	29,833	15,694
Total assets	$50,927,512	$42,061,637	$32,403,916

Liabilities

Current liabilities
Accounts payable and accrued liabilities	2,385,447	2,028,519	2,049,379
Construction trade and holdbacks payable	—	1,697,867	—
Income taxes payable	—	—	74,200
Current portion of customer deposits	1,475,875	914,106	1,310,684
Current portion of obligations under capital leases	41,073	—	—
Current portion of long-term debt	450,170	439,447	20,850
Current portion of funded long-term debt	1,242,263	—	—
	5,594,828	5,079,939	3,455,113
Customer deposits - less current portion	2,051,775	1,500,000	1,673,286
Obligation under capital lease, less current portion (note 8)	75,488	—	—
Long-term debt, less current portion (note 9)	3,982,231	4,431,582	5,075,000
Funded long-term debt, less current portion (note 10)	13,245,719	7,310,063	—
	24,950,041	18,321,584	10,203,399
Contingent liabilities (note 11)

Shareholders’ Equity
Capital stock (note 12)	12,251,650	13,001,650	13,656,250
Retained earnings	13,725,821	10,738,403	8,544,267
Total shareholders' equity	25,977,471	23,740,053	22,200,517
Total liabilities and shareholders' equity	$50,927,512	$42,061,637	$32,403,916

(2)

 BioVectra Inc.
Consolidated Statement of Retained Earnings
For the years ended August 31, 2012 and August 31, 2011

	2012	2011

Retained earnings - Beginning of year	$10,738,403	$8,544,267
Net earnings for the year	3,616,215	2,785,823
	14,354,618	11,330,090

Dividends - Class A common shares	206,297	147,900
Dividends - Class A preferred shares	422,500	443,787
	628,797	591,687
Retained earnings - End of year	$13,725,821	$10,738,403

(3)

BioVectra Inc.
Consolidated Statement of Earnings
For the years ended August 31, 2012 and August 31, 2011

	2012	2011

Sales	$28,233,275	$24,169,866
Cost of sales (note 13)
Materials, supplies and freight, net of applied overheads	4,840,577	5,492,836
Wages and levies	7,051,838	5,328,694
Other manufacturing costs	3,907,083	3,061,589
Amortization	2,047,178	1,551,038
Total cost of sales	17,846,676	15,434,157
Gross profit	10,386,599	8,735,709

Expenses (note 13)
Non-manufacturing wages and levies	3,007,317	2,813,780
Utilities	495,000	475,000
Commissions and royalties	433,634	346,310
Consulting	269,032	263,880
Advertising and promotion	246,401	409,137
Insurance	205,219	164,281
Interest on long-term debt	154,309	176,773
Interest of funded long-term debt	187,282	—
Staff training and memberships	145,458	103,335
Office supplies, repairs and maintenance	137,031	99,452
Travel and accommodations	109,843	154,390
Laboratory purchases	164,001	358,203
Communications	78,957	91,604
Professional fees	72,724	95,990
Bank charges and interest	27,651	26,490
Miscellaneous	20,188	23,569
Doubtful accounts	357,845	(10,770)
Amortization	115,924	101,007
	6,227,816	5,692,431
Operating earnings	4,158,783	3,043,278

Other earnings (expense)
Write-down on investment	—	(193,268)
Loss on disposal of property and equipment	(2,009)	—
Interest income and other	3,346	155,327
Gain (loss) on investment and advances to Diagnostic Chemicals Limited de Mexico S.A. de C.V.	20,000	(235,000)
	21,337	(272,941)
Earnings before income taxes	4,180,120	2,770,337
Provision for (recovery of) current income taxes (note 14)	563,905	(15,486)
Net earnings for the year	$3,616,215	$2,785,823

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BioVectra Inc.
Consolidated Statement of Cash Flows
For the year ended August 31, 2012

	2012	2011
Cash provided by (used in)
Operating activities
Net earnings for the year	$3,616,215	$2,785,823
Items not affecting cash
Amortization	2,163,101	1,652,045
Loss on disposal of property and equipment	2,009	—
Write-down on investments	—	193,268
Investment in lieu of cash payment	—	(193,268)
Loss (gain) on investment and advances to Diagnostic Chemicals Limited de Mexico S.A. de C.V.	—	235,000
	5,781,325	4,672,868
Net change in non-cash working capital items (note 16)	(4,673,741)	(147,173)
	1,107,584	4,525,695
Financing activities
Increase (decrease) in customer deposits	1,113,544	(569,864)
Increase in funded long-term debt	7,489,937	7,310,063
Repayment of funded long-term debt	(312,018)	—
Increase in long-term debt	—	5,070,850
Increase in obligations under capital leases, net of repayments	116,561	—
Repayment of long-term debt	(438,628)	(5,295,671)
Issuance of capital stock	—	400
Redemption of Class A preferred shares	(750,000)	(655,000)
Dividends	(628,797)	(591,687)
	6,590,599	5,269,091
Investing activities
Decrease in advances to Diagnostic Chemicals Limited de Mexico S.A. de C. V.	—	15,000
Increase in investment tax credits	(1,230,807)	(256,779)
Increase in deferred credits	2,531,375	208,807
Purchase of property and equipment	(9,962,604)	(1,944,545)
Purchase of construction in progress	—	(8,926,255)
Purchase of intangible assets	(50,000)	(23,630)
	(8,712,036)	(10,927,402)
Decrease in cash and cash equivalents	(1,013,853)	(1,132,616)
Cash and cash equivalents - Beginning of year	5,380,173	6,512,789
Cash and cash equivalents - End of year	$4,366,320	$5,380,173

Supplementary disclosure
Interest received	$3,346	$50,530
Interest paid	$363,610	$203,924
Dividends paid	$628,797	$591,687
Income taxes received	$168,975	$182,005

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BioVectra Inc.
Notes to Consolidated Financial Statements
August 31, 2012

1	Summary of significant accounting policies
Basis of accounting
These consolidated financial statements have been prepared in accordance with Canadian accounting standards for private enterprises and are in accordance with Canadian generally accepted accounting principles (GAAP).
The consolidated financial statements include the accounts of the company and its wholly-owned subsidiary, BioVectra Inc. (USA), both having August 31, 2012 year-ends. Inter-company balances and transactions have been eliminated upon consolidation.
Revenue recognition
Revenue is recognized when ownership has been transferred to the customer and ultimate collection is reasonably assumed at the time of performance.
Preferred shares
The company has preferred shares issued in a tax planning arrangement, and accordingly, is presenting these shares at equity at their par value and any related dividends paid thereon as a charge to retained earnings.
Income taxes
The company accounts for income taxes on the taxes payable basis, and thereby does not report future income taxes.
Cash and cash equivalents
Cash and cash equivalents consist of bank balances.
Inventory
Inventory of production materials and supplies and work-in-process is valued at the lower of cost, determined on the average cost basis, and market. Finished goods are valued at the lower of cost determined on an average cost basis and market. For finished goods and work-in-process, market is defined as net realizable value; for raw materials and supplies, market is defined as replacement cost.

Amortization
Amortization of property and equipment and intangible assets is calculated as follows:

	Basis of Calculation	Rate
Land improvements	Declining balance	4%
Buildings	Declining balance	4%, 5% and 10%
Equipment	Declining balance	20%
Automotive	Declining balance	30%
Computer hardware	Declining balance	20%
Computer software	Straight-line	50%
Patents, licenses and trademarks	Straight-line	5.9% and 20%
Building - 2012 expansion	Straight-line	10%
Equipment - 2012 expansion	Straight-line	10%
Amortization is calculated at one-half of the normal annual rates in the year the property and equipment is placed in service.
Foreign operations
The accounts of the integrated foreign subsidiary are translated into Canadian dollars on the following basis:

Monetary assets and liabilities at the exchange rate prevailing at the balance sheet date;

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Non-monetary assets and liabilities at the exchange rate prevailing on the transaction date;

Revenue and expenses at average monthly exchange rates for the year.
Foreign currency transactions and balances
Monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at the exchange rate prevailing at the balance sheet date. Exchange differences are included in earnings as they arise. Revenues and expenses denominated in foreign currencies are translated at the monthly exchange rate.
Government assistance
Investment tax credits and other government assistance received towards the acquisition of property and equipment are recorded as deferred credits and are amortized on the same basis as the related asset.
The company also receives government assistance with regard to operations and these amounts are recorded directly against the corresponding expense account.

Use of estimates
The preparation of these consolidated financial statements in conformity with Canadian accounting standards for private enterprises requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the current period. Significant items subject to such estimates and assumptions include the valuation of accounts receivable, inventory, and the estimated useful life of property and equipment. Actual results could differ from those estimates.
Financial instruments

(a)	Measurement of financial instruments
BioVectra Inc.’s financial instruments consist of cash and cash equivalents, accounts receivable, investments and advances, accounts payable and accrued liabilities, customer deposits, long-term debt, funded long-term debt and obligations under capital leases.
The company initially measures its financial assets and financial liabilities at fair value adjusted by, in the case of a financial instrument that will not be measured subsequently at fair value, the amount of transaction costs directly attributable to the instrument. This fair value amount is then deemed to be the amortized cost of the financial instrument.
The company subsequently measures all its financial assets and financial liabilities at amortized cost.

(b)	Impairment
Financial assets measured at amortized cost are tested for impairment when there are indicators of possible impairment. When a significant adverse change has occurred during the period in the expected timing or amount of future cash flows from the financial asset or group of assets, a write-down is recognized in net earnings. The write-down reflects the difference between the carrying amount and the higher of:

i)	The present value of the cash flows expected to be generated by the asset or group of assets;

ii)	The amount that could be realized by selling the asset or group of assets;

iii)	The net realizable value of any collateral held to secure repayment of the asset or group of assets.
When events occurring after the impairment confirm that a reversal is necessary, the reversal is recognized in net earnings up to the amount of the previously recognized impairment.

(c)	Risks
Transacting in financial instruments exposes the company to certain financial risks and uncertainties. These risks include:

i)
Interest rate risk: The company is exposed to interest rate risk due to the variable rate interest on their operating lines. Changes in the bank lending rates can cause fluctuations in cash flows and interest expense. The company does not use any derivatives to manage this risk.

ii)
Credit risk: The company is exposed to credit risk in connection with the collection of its accounts receivable. The company mitigates this risk by performing continuous evaluation of its accounts and loans receivables.

iii)
Exchange rate risk: The company is exposed to exchange rate risk on sales and purchases that are denominated in a currency other than the functional current of the company. The foreign currency of these transactions on a net

(7)

basis are primarily denominated are in US$. The company mitigates this risk through including price adjustment clauses based upon fluctuations in the dollars outside of an agreed upon range, by switching customers from a US$ billing currency to Canadian dollars and through a series of foreign exchange option commitments as indicated in note 15(b). The net foreign exchange gain in 2012 is $258,923 (2011 - exchange loss of $356,923) and is included in sales.

iv)
Liquidity risk: The company’s exposure to liquidity risk is dependent on the sale of inventory, collection of accounts receivable or raising of funds to meet commitments and sustain operations. The company controls liquidity risk by management of working capital, cash flows and availability of borrowing facilities.

2	First-time adoption of Accounting Standards for Private Enterprises
Effective September 1, 2011, the company, in accordance with Canadian GAAP and the related CICA Handbook, has adopted Canadian Accounting Standards for Private Enterprises (ASPE). These are the first financial statements prepared in accordance with this new framework which has been applied retrospectively. The accounting policies set out in the summary of significant accounting policies note have been applied in preparing the financial statements for the period ended August 31, 2012, the comparative information presented in these financial statements for the year ended August 31, 2011 and in the preparation of an opening ASPE balance sheet at September 1, 2010, which is the company’s date of transition.
The company issued financial statements for the year ended August 31, 2011 using generally accepted accounting principles prescribed by the CICA Handbook - Accounting without financial instruments (previous GAAP). The adoption of ASPE has no impact on the previously reported assets, liabilities and equity of the company and, accordingly, no adjustments have been recorded in the comparative balance sheet, statement of earnings, statement of retained earnings and the cash flow statement. Certain of the company’s presentation and disclosures included in these financial statements reflect the new presentation and disclosure requirements of ASPE.

3	Accounts receivable

	2012	2011	2010
Trade	$5,549,910	$4,643,151	$4,423,707
Grants and miscellaneous	809,297	947,991	929,551
GST receivable	161,494	166,361	37,249
	$6,520,701	$5,757,503	$5,390,507

4	Inventory

	2012	2011	2010
Production materials and supplies	$2,553,533	$2,344,913	$1,991,981
Work-in-process	4,842,783	1,227,877	1,898,204
Finished goods	1,645,771	3,165,178	1,696,202
	$9,042,087	$6,737,968	$5,586,387

5	Investments and advances

	2012	2011	2010
Investment in and advances to Diagnostic Chemicals
Limited de Mexico S.A. de C.V. and its shareholders - at cost	$215,001	$235,001	$250,001
Provision for investment and advances	(215,000)	(235,000)	—
	1	1	250,001
Less: Current portion	—	—	100,000
	1	1	150,001

Investment in Oncolix Inc.	981,260	667,517	474,248
Provision for investment in Oncolix Inc.	(981,259)	(667,516)	(474,247)
	1	1	1
	$2	$2	$150,002

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6	Property and equipment

			2012	2011	2010
	Cost	Accumulated Amortization	Net	Net	Net
Property and equipment
Land and land improvements	$245,379	$44,802	$200,577	$205,481	$210,591
Buildings	13,778,610	5,788,334	7,990,276	8,347,103	8,605,632
Equipment	28,656,797	21,544,554	7,112,243	7,404,035	7,204,856
Building - 2012 expansion	9,175,077	305,836	8,869,241	—	—
Equipment - 2012 expansion	8,374,941	279,165	8,095,776	—	—
Automotive	25,138	3,771	21,367	3,052	4,360
Computer hardware and software	1,450,830	1,097,951	352,879	293,619	331,715
Construction in progress	—	—	—	9,001,268	75,013
	61,706,772	29,064,413	32,642,359	25,254,558	16,432,167

Deferred credits
Government grants	1,856,783	1,162,127	694,656	711,429	785,063
Investment tax credits	8,086,359	3,808,915	4,277,444	2,153,715	2,277,129
	9,943,142	4,971,042	4,972,100	2,865,144	3,062,192
	$51,763,630	$24,093,371	$27,670,259	$22,389,414	$13,369,975

7	Intangible assets

			2012	2011	2010
	Cost	Accumulated Amortization	Net	Net	Net
Patents, licenses and trademarks	$313,661	$248,554	$65,107	$29,833	$15,694
Amortization of $14,726 (2010 - $9,491) was expensed on intangible assets during the year.

8	Obligations under capital lease

	2012	2011	2010
Total minimum lease payments, non-interest bearing, due January 2015, payable in monthly instalments of $2,731 including principal and interest	$73,729	$—	$—
Total minimum lease payments, including interest, due June 2017, payable in monthly instalments of $692 including principal and interest	42,832	—	—
	116,561	—	—
Less: Current portion	41,073	—	—
	$75,488	$—	$—
Certain equipment is pledged as security for the capital leases.
The aggregate amount of lease payments required in the next five years is as follows:

Year ending August 31, 2013	$41,073
2014	41,073
2015	16,501
2016	8,306
2017	9,608

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9	Long-term debt

	2012	2011	2010
3.3% term loan, due April 2013, payable in monthly installments of $49,466 including principal and interest	$4,432,401	$4,871,029	$—
Non-interest bearing Atlantic Canada Opportunities Agency loan, repaid in November 2010	—	—	20,850
4% term loan, repaid during 2011	—	—	5,075,000
	4,432,401	4,871,029	5,095,850
Less: Current portion	450,170	439,447	20,850
	$3,982,231	$4,431,582	$5,075,000
The 3.3% term loan is secured by a general assignment providing a first charge over all accounts receivable and inventory, a general assignment of book debts, Section 427 security over inventory, a collateral mortgage conveying a first charge on the properties located at 29 McCarville Street and 17 Hillstrom Avenue, and a priority agreement with the other secured lender.
The lender has provided a letter indicating it will not demand payment prior to September 1, 2013, as long as the loan remains in good-standing. Therefore, the long-term debt has not been classified as a current liability.
The aggregate amount of principal payments required in the next five years, assuming renewed under similar terms and conditions, is as follows:

Year ending August 31, 2013	$450,170
2014	485,096
2015	501,669
2016	518,585
2017	535,690

10	Funded long-term debt

	2012	2011	2010
4% term loan, due February 2022, payable in quarterly installments of $450,743 including principal and interest	$14,487,982	$—	$—
Prime + 1/4% construction financing loan, to be converted to a 10 year repayable term loan upon substantial completion of construction in progress	—	7,310,063	—
	14,487,982	7,310,063	—
Less: Current portion	1,242,263	—	—
	$13,245,719	$7,310,063	$—
The following is pledged as security for the 4% term loan:
Promissory note for $14,800,000; and
GSA conveying a security interest in all present and after acquired personal property, subject to a priority agreement with the Bank of Montreal that provides the Bank of Montreal with a priority interest in all personal property to a maximum of $11,730,500, with the exception of the following that Prince Edward Island Century 2000 Fund Inc., a subsidiary of a crown corporation of the Province of Prince Edward Island, will have priority interest in:

Specific existing personal property (and insurance proceeds) located at the Aviation Avenue facility

The personal property being acquired with this loan
A collateral mortgage conveying a second charge on lands and buildings at 17 Hillstrom Avenue

A collateral mortgage conveying a second charge on lands and buildings at 29 McCarville Street

A leasehold mortgage conveying a first fixed charge on buildings at 11 Aviation Avenue

Postponement of claim regarding preferred shares except for permitted redemptions.

(10)

The aggregate amount of principal required in the next five years is as follows:

Year ending August 31, 2013	$1,242,263
2014	1,292,293
2015	1,344,764
2016	1,399,091
2017	1,456,438
The company has entered into a supply agreement with a customer to supply a pharmaceutical product for a period of ten years. As required in the agreement, the company was required to finance and construct a facility for the manufacturing of the pharmaceutical product. The company entered into a term loan agreement with Prince Edward Island Century 2000 Fund Inc. to finance $14,800,000 of the construction cost of the facility. Under the supply agreement, the customer agreed to reimburse the company for the quarterly financing payments of $450,743 during the term of the ten year loan.

11	Contingent liabilities
During the year, the company received $937,087 (2011 - $884,354) in funding from the Atlantic Canada Opportunities Agency (ACOA) for two projects for a total cumulative funding to date of $2,794,522 (2011 - $1,857,435). These two programs will provide contingently repayable funding, on a cost shared basis, to the company up to a maximum of $5,943,980.
In addition, the company has received a total of $6,969,525 (2011 - $6,969,525) in contingently repayable funding from ACOA for two programs that were completed in 2008 and 2010. During 2012, repayments of $79,218 (2011 - $101,954) were accrued for repayment by the company under the terms and conditions of the programs, leaving net contingent liabilities of $6,691,976 (2011 - $6,771,195).
Under the terms of the assistance, the funds are contingently repayable on a royalty basis, based upon products commercialized as a result of the program. In the event products are not commercialized under the program or do not continue to generate revenue, the royalty agreement will be terminated without future obligation to the company.

12	Capital stock

Authorized
Unlimited redeemable Class A preferred shares with no par value
Unlimited Class B, C, D and E preferred shares with no par value. The Class D preferred shares are voting
Unlimited Class A, B, C and D common shares with no par value. The Class A common shares are voting

Issued		2012	2011	2010
12,250,000	Class A preferred shares (2011 - 13,000,000; 2010 - 13,655,000)	$12,250,000	$13,000,000	$13,655,000
1,250	Class B preferred shares (2010 - nil)	1,250	1,250	—
312.5	Class C preferred shares (2010 - nil)	—	—	—
300,000	Class D preferred shares (2010 - nil)	300	300	—
8,700	Class A common shares (2010 - 1,250)	87	87	1,250
0	Class B common shares (2010 - 312.5)	—	—	—
1,299.99	Class C non-voting common shares (2010 - nil)	13	13	—
		$12,251,650	$13,001,650	$13,656,250
During the year, the company redeemed 750,000 Class A preferred shares at their book value of $750,000.
In the 2011 fiscal year, the company performed the following transactions:
Issued 1,250 Class B preferred shares in exchange for the 1,250 Class A voting common shares;
Issued 312.5 Class C preferred shares in exchange for 312.5 Class B non-voting common shares;

Issued 8,700 Class A voting common shares for cash consideration of $0.01/each;

Issued 1,299.99 Class C non-voting common shares for cash consideration of $0.01/each;

Issued 300,000 Class D preferred shares for cash consideration of $ 0.001/each; and

Redeemed 655,000 Class A preferred shares at their book value of $655,000.

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13	Government assistance
During the year, the company received $54,270 (2011 - $18,115) towards the purchase of property and equipment and intellectual property.
In addition, the company received government assistance totalling $1,085,705 (2011 - $1,116,319) relating to scientific research and other projects. The assistance received has been netted against the related expenditure accounts as follows:

	2012	2011
Materials, supplies and freight	$522,420	$668,582
Wages and levies	65,237	139,768
Non-manufacturing wages and levies	390,100	292,379
Laboratory purchases	99,348	—
Advertising and promotion	8,600	15,590
	$1,085,705	$1,116,319
As indicated in note 11, the assistance received includes $937,087 (2011 - $884,354) of funds contingently repayable on a future royalty basis.

14	Income taxes

a)	Reconciliation of the effective income tax rate to the statutory rate:

	2012		2011
Statutory rate	$1,438,238	31.50%	$914,211	33.00%
Tax effect of expenses that are not deductible for income tax purposes	13,429	29.00%	12,739	0.46%

Tax effect of differences in the timing of deductibility of items for income tax purposes
difference between amortization and capital cost allowance	(653,450)	-14.31%	(52,739)	-1.90%
difference between scientific research and investment tax credits	(53,227)	-1.17%	(57,205)	-2.06%
difference in write-down of investments	92,529	2.03%	141,328	5.09%
other	(33,798)	-0.78%	(2,023)	-0.21%
Current year income tax expense and rate	803,721	17.56%	956,311	34.38%
loss carryforwards applied	(236,128)		(954,485)
reassessments from previous years	(3,688)		(17,312)
Income tax expense (recovery)	$563,905		$(15,486)

b)
The company also has an amount of scientific research tax credits which have not been recognized as income. Once tax assessments have confirmed the eligibility of the various projects then the additional tax credits will be recognized as income.

c)	During the year, the company utilized $749,613 in loss carryforwards to reduce taxable income to nil.

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15	Commitments

a)	The company has entered into various operating commitments. The aggregate financial obligation over the next 5 years for these commitments is as follows:

Year ending August 31, 2013	$188,191
2014	188,191
2015	147,370
2016	130,230
2017	127,935

b)	The company has entered into the following series of foreign exchange option commitments:

	Number of Contracts	Contract Amount	Total Amount	Strike Amount	Trigger Price
		$US	$	$	$
Sept. 2012	1	$200,000	$200,000	$1.0235	$1.0510
Sept. 2012 - Nov. 2012	3	200,000	600,000	1.0400	1.1060
Sept. 2012 - May 2013	9	200,000	1,800,000	1.0175	1.0515
The contracts allow the company the option of exercising the option of selling the contract to the bank at the strike price or, if the market exchange rate is higher than the strike price, of not exercising the option and instead selling the US dollars into the spot market. Included in these contracts is a trigger price that if the market exchange rate meets the trigger price at any point during the duration of the contract period, then the remaining options get converted into contracts at the strike price.

16	Non-cash working capital items

	2012	2011
Increase in accounts receivable	$(763,198)	$(366,996)
Increase in investment tax credits receivable	(716,771)	—
Increase in inventory	(2,304,119)	(1,151,581)
Decrease (increase) in prepaid expenses	(377,573)	597,456
Decrease (increase) in construction deposits	828,859	(828,859)
Decrease (increase) in construction trade and holdbacks payable	(1,697,867)	1,697,867
Increase (decrease) in accounts payable and accrued liabilities	356,928	(20,860)
Increase (decrease) in income taxes payable	0	(74,200)
	$(4,673,741)	$(147,173)

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17	Amended audited financial statements
The audited financial statements for the year ended August 31, 2012 were previously approved by the shareholders of the company and issued with a report date of November 2, 2012. In light of new information obtained since the audited financial statements were originally issued, the audited financial statements have been amended and reissued, with the accounts below restated as follows:

2012
Increase in accounts receivable	$115,000
Net decrease in property and equipment	(423,000)
Decrease in total assets	(308,000)

Decrease in sales	313,743
Decrease in cost of sales - amortization	(47,000)
Increase in doubtful accounts expense	355,000
Decrease in write-down of investment	(313,743)
Net decrease in earnings for the year	308,000

Increase in sales	600,990
Increase in cost of sales - amortization	424,419
Increase in gross profit	176,571
Increase in interest on funded long-term debt	187,282

Decrease in operating earnings	(10,711)
Decrease in net financing expense	10,711
Net increase in earnings for the year	$—

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